Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Amgen Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)
	Equity	Common Stock	Rule 456(b) and Rule 457(r) (1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)
	Equity	Preferred Stock	Rule 456(b) and Rule 457(r) (1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)
	Other	Warrants to Purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares	Rule 456(b) and Rule 457(r) (1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)
	Other	Rights to Purchase Common Stock or Preferred Stock	Rule 456(b) and Rule 457(r) (1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)
	Other	Securities Purchase Contracts	Rule 456(b) and Rule 457(r) (1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)
	Other	Securities Purchase Units	Rule 456(b) and Rule 457(r) (1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)
	Other	Depositary Shares	Rule 456(b) and Rule 457(r) (1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)
	Equity	Common Stock Offered by the Selling Securityholders	Rule 456(b) and Rule 457(r) (1)	(2)(3)	(2)(3)	(2)(3)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act, as amended.
(2)

Represents securities that may be offered and sold from time to time in one or more offerings. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.